UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2017

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)         (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 12, 2017, India Globalization Capital, Inc. (NYSE American: IGC) received notice that NYSE American LLC (the “Exchange”) has accepted the Company’s progress with its plan to regain compliance with the Exchange's continued listing standards and therefore granted IGC an extension to November 8, 2017, for IGC to hold its Annual Shareholders Meeting and resolve its noncompliance.

On April 10, 2017, the Company filed an 8-K to announce that the Exchange accepted the Company’s plan to regain compliance with Section 704 by holding the Company’s meeting of stockholders as promptly as practicable after the filing of the Form 10-K for fiscal 2017 and before October 16, 2017.

Pursuant to the extension, we provided the Exchange with updates regarding the initiatives set forth in the plan and the Exchange periodically assessed our progress with the plan to regain compliance.  On October 11, 2017, after the Exchange reviewed the Company’s timeline submitted on October 10, 2017, which commits to an annual meeting on November 8, 2017, the Exchange agreed to extend the deadline for IGC to regain compliance to November 8, 2017.

IGC invites its shareholders to the Company’s Annual Shareholders Meeting to be held on November 8, 2017 at 11:00 am as disclosed on the Definitive Proxy on Form 14A filed with the SEC on October 10, 2017.

A copy of the press release issued by the Company on October 12, 2017, regarding the notice from the NYSE is filed as Exhibit 99.1 to this Form 8-K. and is incorporated by reference into this Item 3.01 in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d)                     Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit
Number                 Exhibit Description
99.1                         Press release issued by India Globalization Capital, Inc. on October 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: October 12, 2017	By:	/s/ Ram Mukunda
Ram Mukunda
Chief Executive Officer

Exhibit Index

99.1	Press Release dated October 12, 2017.